UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2013

FITT HIGHWAY PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-33519	98-0360989
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26381 Crown Valley Parkway, Suite 230

Mission Viejo, CA 92691

(Address of principal executive office)

(949) 582-5933

(Registrant's telephone number, including area code)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01         Entry into a Material Definitive Agreement

On June 18, 2013, FITT Highway Products, Inc. (the “Company”), a Nevada corporation, entered into a Merger and Reorganization Agreement (the “Agreement”) with F.I.T.T. Energy Products, Inc. (“FITT”) whereby FITT will be merged into the Company with the Company being the surviving entity (the “Merger”). In consideration of the Merger, the shareholders of FITT will receive common stock of the Company based upon a final valuation of Energy, which in no case shall be less than nine (9) times to value of the Company. Upon completion of the Merger, it is anticipated that there will be 35 million shares of common stock of the Company issued and outstanding.

Michael Dunn, the Company’s Chief Executive Officer, is the Chief Executive Officer of FITT as well. Pursuant to an Operating Agreement dated August 12, 2010, FITT has been performing a majority of the operating functions for the FITT Energy Shot, which has been the Company’s primary business.

The Agreement contains customary representations and warranties. The Agreement contains certain termination rights, including, among other things, the right of FITT to terminate the Agreement if the valuation of FITT is less than nine (9) times that of the Company.

The foregoing description of the Agreement is a general description only, does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is filed as Exhibit 2.1 hereto and incorporated into this report by reference. The Agreement has been included to provide investors and security holders with information regarding the terms of the Merger and is not intended to provide any factual information about the Company or FITT. The Agreement contains representations and warranties that the parties made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contracts between the parties to the Agreement and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating the terms of the contracts. Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. For the foregoing reasons, investors and security holders should not rely on the representations and warranties as statements of factual information.

Item 9.01         Financial Statements and Exhibits

(d)	The following items are filed as exhibits to this report:

2.1	Merger and Reorganization Agreement, dated June 18, 2013, by and between FITT Highway Products, Inc. and F.I.T.T. Energy Products, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FITT HIGHWAY PRODUCTS, INC.

Dated: June 19, 2013	By:	/s/ Michael R. Dunn
Michael R. Dunn
Duly Authorized Officer, Chief Executive Officer

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